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                                  Exhibit 11.1

                              CN BIOSCIENCES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                           JUNE 30                JUNE 30
                                                       ----------------      ----------------
                                                        1997      1996        1997      1996
                                                       ----------------      ----------------
Net income (loss)                                      1,062        393      1,872        857

Average common shares outstanding                      5,426      1,848      5,435      1,848

Net effect of dilutive common share equivalents
based on the treasury stock method                       300        199        191        199

Adjustments to reflect requirements of the
Securities and Exchange Commission (Effect
of SAB 83)                                               -           50        -           50
                                                       -----      -----      -----      -----

Adjusted shares outstanding                            5,726      2,097      5,626      2,097
                                                       -----      -----      -----      -----

Historical net income (loss) per share reflecting
requirements of the SEC                                $0.19      $0.19      $0.33      $0.41
                                                       -----      -----      -----      -----
Effect of assumed conversion of preferred
shares from date of issuance                             -        1,380        -        1,380
                                                       -----      -----      -----      -----

Adjusted shares outstanding                            5,726      3,477      5,626      3,477
                                                       -----      -----      -----      -----

Pro Forma net income (loss) per share                  $0.19      $0.11      $0.33      $0.25
                                                       -----      -----      -----      -----